UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Notes Indenture and New Notes

General

On December 9, 2021 (the “Issue Date”), Exela Intermediate LLC (the “Company”), a wholly-owned subsidiary of Exela Technologies, Inc., (“Parent”), and Exela Finance Inc., a wholly-owned subsidiary of Parent (the “Co-Issuer” and, together with the Company, the “Issuers”), the guarantors party thereto from time to time (the “Guarantors”) and U.S. Bank National Association, as trustee (in such capacity, the “New Notes Trustee”), entered into an indenture (the “New Notes Indenture”) governing the Issuers’ 11.500% First-Priority Senior Secured Notes due 2026 (the “New Notes”). On the Issue Date, $982,598,000 aggregate principal amount of the New Notes were issued (or $790,453,000 aggregate principal amount excluding amounts held by affiliates of the Company), which includes (i) New Notes issued as consideration for the exchange of the Issuers’ 10.000% First-Priority Senior Secured Notes due 2023 (the “Old Notes”) pursuant to the previously announced exchange offer (the “Exchange Offer”), (ii) New Notes issued as consideration for the private exchange of certain of the Company’s term loans maturing in July 2023 (the “Old Term Loans”), (iii) New Notes issued to certain affiliates of the Company in exchange for Old Notes and Old Term Loans and (iv) New Notes issued at par to an investor for cash that was used to fund the retirement of Old Term Loans. The cash consideration for the exchange of Old Notes pursuant to the Exchange Offer was funded with contributions from Parent. Following this issuance and related transactions, approximately $22.8 million of Old Notes and approximately $98.3 million of Old Term Loans remain outstanding.

The New Notes were issued pursuant to private placement exemptions under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Issuers’ obligations under the New Notes and the New Notes Indenture are irrevocably and unconditionally guaranteed, jointly and severally, by the Company’s restricted subsidiaries (other than the Co-Issuer) that are borrowers or guarantors under the Company’s Credit Agreement (as defined below). The New Notes and the related guarantees are first-priority senior secured obligations of the Issuers and the Guarantors.

Maturity and Interest Payments

The New Notes will mature on the earlier of (i) July 15, 2026 and (ii) July 15, 2023 if, on such date, any amount of the Issuers’ outstanding Old Notes or the Company’s Old Term Loans remain outstanding. Interest on the New Notes will accrue at 11.500% per annum and will be paid semi-annually, in arrears, on January 15 and July 15 of each year, beginning July 15, 2022.

Redemption

On or after December 1, 2022, the Issuers may redeem the New Notes at their option, in whole at any time or in part from time to time, at a redemption price of 100%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, prior to December 1, 2022, the Issuers may redeem the New Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Notes redeemed, plus the Applicable Premium (as defined in the New Notes Indenture) as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Furthermore, at any time and from time to time on or prior to December 1, 2022, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the New Notes (calculated after giving effect to any issuance of any additional New Notes) in an amount equal to the amount of net cash proceeds of one or more equity offerings (i) by the Company or (ii) subject to certain conditions, by any direct or indirect parent of the Company at a redemption price of 111.500%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date; provided, however, that at least 50% of the original aggregate principal amount of the New Notes (calculated after giving effect to any issuance of any additional New Notes) must remain outstanding after each such redemption.

Certain Covenants

The New Notes Indenture contains covenants that limit the Issuers’ and their restricted subsidiaries’ ability to, among other things, (i) incur or guarantee additional indebtedness or issue certain preferred stock, (ii) make dividend payments on, or make other distributions in respect of, capital stock or make other restricted payments, (iii) make certain investments, (iv) sell certain assets, (v) enter into certain transactions with their respective affiliates, (vi) create liens on assets to secure debt and (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important limitations and exceptions. In addition, upon the occurrence of specified change of control events, the Issuers must offer to repurchase the New Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. The New Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding New Notes to be due and payable immediately.

Collateral

The New Notes are secured by first-priority security interests in the collateral that secures the Issuers’ obligations under the Credit Agreement (as defined below) and the New Notes have been designated as other first lien obligations under the Collateral Agency and Agreement (First Lien), dated as of July 12, 2017 (the “Collateral Agreement”), by and among the Company, the subsidiaries of the Company party thereto and Wilmington Savings Fund Society, FSB, as collateral agent.  Pursuant to the Collateral Agreement, the Issuers and the Guarantors have pledged all of the collateral that secures the borrowings under the Credit Agreement to secure their obligations under the New Notes.

Joinder to the First Lien Intercreditor Agreement

On the Issue Date, the New Notes Trustee entered into a joinder agreement (the “Joinder”) to the Pari First Lien Intercreditor Agreement, dated as of July 12, 2017 (the “First Lien Intercreditor Agreement”), by and among Wilmington Savings Fund Society, FSB, as collateral agent for the first-priority secured parties and as authorized representative for the Credit Agreement Secured Parties (as defined therein), Wilmington Trust, National Association, as the initial other authorized representative for the Initial Other First-Priority Secured Parties (as defined therein), as consented to by the Company.

Pursuant to the Joinder, the New Notes Trustee became a party to, and agreed to be bound by, the terms of the First Lien Intercreditor Agreement as an additional authorized representative, as if it had originally been party to the First Lien Intercreditor Agreement in such capacity. The First Lien Intercreditor Agreement governs the relative priorities of the respective security interests in the Issuers’ and the Guarantors’ assets securing (i) the loans and commitments incurred under the First Lien Credit Agreement, dated as of July 12, 2017 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), by and among the Company, Exela Intermediate Holdings LLC, the lending institutions from time to time parties thereto, Wilmington Savings Fund Society, FSB, as the administrative agent, and the other parties thereto and (ii) the New Notes.

Term Loan Exchanges and Amendment to Credit Agreement

On December 9, 2021, the Company and certain lenders agreed to exchange approximately $212.1 million of Old Term Loans, or approximately 51.7% of all outstanding loans under the Credit Agreement (excluding any loans held by affiliates of the Company, but including revolving loans), for a combination of cash consideration and New Notes. In connection with the exchange transaction, the exchanging lenders, which constitute “Required Lenders” under the Credit Agreement, provided consents to amend the Credit Agreement to (i) eliminate all affirmative covenants, (ii) eliminate all negative covenants and (iii) eliminate certain events of default (other than events of default relating to payment obligations). In addition, approximately $39.5 million of Old Term Loans held by affiliates of the Company were exchanged for New Notes. In the aggregate, approximately $251.6 million of Old Term Loans are deemed cancelled and retired by the Company upon consummation of the exchange transactions.

The descriptions of the New Notes Indenture and the amendment to the Credit Agreement are qualified in its entirety by reference to the text of the documents that will be filed with the next periodic report of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXELA TECHNOLOGIES, INC.

By:	/s/ Shrikant Sortur
	Name:	Shrikant Sortur
	Title:	Chief Financial Officer

Date:	December 9, 2021

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